Exhibit 23.1
                                           ------------








          Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-34040 and 33-64670) of Consolidated Rail Corporation and subsidiaries of our report dated January 23, 1995 included in this Form 10-K.





PRICE WATERHOUSE LLP
30 South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 27, 1995